                                                                   EXHIBIT 10.44

[UNION BANK LOGO]                                     COMMERCIAL PROMISSORY NOTE

                                                        SECURED BY DEED OF TRUST

- -----------------------------------------------------------------------------------------------------
Borrower Name ESSEX PORTFOLIO, L.P., a California limited partnership
- -----------------------------------------------------------------------------------------------------
Borrower Address                Office Number   795             Loan Number     2696022339-
777 California Street           ---------------------------------------------------------------------
Palo Alto, California 94304     Maturity Date                   Amount
                                March 1, 2006                   $14,475,000.00
- -----------------------------------------------------------------------------------------------------
Walnut Creek     California     Date  January 29, 1996                  $14,475,000.00

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of Union Bank ("Bank"), as indicated below, the principal sum of FOURTEEN MILLION FOUR HUNDRED SEVENTY-FIVE THOUSANDS AND NO/100* Dollars ($14,475,000.00), or so much thereof as is disbursed, together with interest on the balance of such principal sum from time to time outstanding, at a per annum rate equal to

/X/     Seven and Nine One Hundredths percent (7.09%) (Fixed Rate);

/ /     the Reference Rate plus ____--__________ percent (___-0-________%), such per annum rate to change as and when the Reference Rate shall change; or

/ /     ________________________________________________________________________
        ________________________________________________________________________
        provided, however, Debtor shall pay total interest over the term of this note of not less than $500.

As used herein, the term "Reference Rate" shall mean the rate announced by Bank from time to time at its corporate headquarters as its "Reference Rate." The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

1.      PAYMENTS.

PRINCIPAL PAYMENTS. Debtor shall pay principal

/ / in full on _____--________, 19__; however, at any time prior to the maturity of this note, the Debtor may borrow, repay and reborrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note.

/ /     in full on _____--________, 19__.

/X/ in 119 installments in amounts as set forth below each on the 1st day of each month (commencing April 1, 1996) and a final installment on March 1, 2006, on which date all principal and interest then unpaid shall be due and payable.

                EACH YEAR                 AMOUNT
                ---------               ----------
                 Year 1                 $17,079.00
                 Year 2                 $18,405.00
                 Year 3                 $19,834.00
                 Year 4                 $21,374.00
                 Year 5                 $23,033.00
                 Year 6                 $24,821.00
                 Year 7                 $26,748.00
                 Year 8                 $28,825.00
                 Year 9                 $31,063.00
                 Year 10                $33,474.00

INTEREST PAYMENTS. Debtor shall pay interest
/X/     on the 1st day of each month (commencing March 1, 1996).

/ /     ___________--___________________________________________________________

INTEREST-INCLUDED OPTION. If a fixed rate of interest is applicable to this note and other principal and interest payment terms are not stated in the preceding paragraphs, Debtor shall pay principal and interest together in _____--______ installments of $__-0-_____ each on the ___--______ day of each
_____--______ (commencing)____--___________, 19__) and in a final installment of
$__-0-____ on ______________, 19__, on which date all principal and interest then unpaid shall be due and payable.

- --------------------------------------------------------------------------------

Debtor shall pay all amounts due under this note in lawful money of the United States of Bank's Monterey Park Office, or such other office as may be designated by Bank, from time to time.

2. LATE PAYMENTS. If any installment payment required by the terms of this note is unpaid ten days after due, Debtor shall, at the option of Bank, pay a fee of $100 to Bank; provided that if this note is secured by a deed of trust on real property containing only a single-family owner-occupied dwelling, such fee shall not exceed six-percent of the installment due that is applicable to the payment of principal and interest, or five dollars, whichever is greater.

3. INTEREST RATE FOLLOWING DEFAULT. In the event of default (as described in paragraph 4 below), at the option of the Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in the initial paragraph of this note, calculated from the date of default until such default is cured, or if such default is not cured or is incapable of being cured, until all amounts payable under this note are paid in full.

4. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note within three (3) Business Days after the date due; (b) any breach, misrepresentation or other default (not otherwise specified herein or in the deed of trust securing this note), by Debtor or its General Partner (hereinafter individually and collectively referred to as the "Obligor") under any deed of trust, security agreement, guaranty or other agreement between Bank and any Obligor, which is not cured within thirty (30) days after written notice thereof from Bank, provided, however, that if such failure by its nature cannot be cured within such thirty (30) day period (but is reasonably capable of being cured within ninety (90) days after such notice), then the cure period shall remain in effect so long as Obligor commences the cure within such thirty (30) day period and diligently prosecutes such cure to completion within such ninety (90) day period; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief, provided, however, with respect to any such involuntary proceeding no event of default shall arise unless said involuntary proceeding is not dismissed within forty-five (45) days following the date of commencement thereof; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceedings for the appointment, of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property, which is not dismissed or otherwise discharged within forty-five (45) days after commencement; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor, which is not dismissed or otherwise discharged within forty-five (45) days after commencement; (h) the termination of existence of any Obligor; (i) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority, which materially or adversely affects the property securing this note, as determined in Bank's reasonable discretion, or such Obligor's ability to conduct or operate its business; (j) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes which is not dismissed or rescinded within thirty (30) days after such occurrence; (k) the default by any Obligor personally liable for amounts owed hereunder on any obligation in the aggregate of Three Million Dollars ($3,000,000.00) concerning the borrowing of money; (l) a default occurs under any instrument encumbering or affecting all or any portion of the property subject to the deed of trust securing this note not cured within the applicable cure periods; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien, which is not dismissed within thirty (30) days following such issuance; or (n) the material deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and, following the expiration of any cure period, may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under (d) (with respect to a voluntary proceeding only) or (e) all principal and interest shall automatically become immediately due and payable.

5. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorser of this note, for the maximum period of time and the full extend permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof, all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment if honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any endorser of this note, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, except as provided in any addendum attached hereto, and consent to service of process by any means authorized by California Law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California.

The deed of trust securing this note permits the Bank to declare all obligations hereunder immediately due and payable upon breach of the following provision:
"Trustor shall not, directly or indirectly, sell, convey, assign, further encumber, transfer, alienate or otherwise dispose of the real property encumbered by said deed of trust or any part thereof or any interest therein, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent or Beneficiary."

6. NON-RECOURSE. By accepting this Note, and providing that Debtor in no way hinders, delays, interferes with, or prejudices Bank's exercise of any rights and remedies available to it hereunder under the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing ("Deed of Trust"), or under any applicable laws, the holder hereof agrees that except as otherwise expressly set forth in the last sentence of this Section 6, the sole recourse of such holder for the collection of this Note shall be against the property encumbered by the Deed of Trust securing this Note and that neither Debtor nor the general or limited partners of Debtor shall be personally liable for the payment of this Note nor for the payment of any deficiency established upon foreclosure and sale of the property encumbered by said Deed of Trust. This provision relating to limitation on liability shall not extend to (i) any waste, material misrepresentation or fraud of the Debtor if Debtor has acted maliciously, recklessly or intentionally, or (ii) any liability of Debtor relating to environmental matters as more fully set forth in the Environmental Compliance Agreement executed by Debtor, or (iii) any misapplication of casualty or condemnation proceeds received by Debtor, or (iv) any rent or other payments collected after recordation of a notice of default under this Note, or under the Deed of Trust, (except to the extent applied to the reasonable and necessary expenses of operating and maintaining the property), and any security deposits, advances or prepaid rent, or any similar sums paid to Debtor or held for the account of Debtor by any other person or entity in connection with the property after a default under this Note or the Deed of Trust, securing this Note. Notwithstanding anything to the contrary in the foregoing provisions or elsewhere in this Note, Debtor shall in all events be personally liable for the payment of principal, interest and other amounts unpaid and owing under the Note, in the maximum aggregate amount of $2,171,250.00.

The attached Judicial Reference Agreement and Prepayment Addendum are hereby made a part of this note.

- -------------------------------------------------------------------------------
Individual's Name (Type)              Corporation or Partnership (Typed Name)
                                      ESSEX PORTFOLIO, L.P.,
                                      a California limited partnership
                                      BY: ESSEX PROPERTY TRUST, INC.,
                                          a Maryland corporation
                                          its general partner
                                          BY: /s/ Michael Schall
                                              ---------------------------------
- -------------------------------------------------------------------------------
Individual's Signature               By
X
- -------------------------------------------------------------------------------
Date Signed                         Title

- -------------------------------------------------------------------------------
Individual's Name (Type)            By

- -------------------------------------------------------------------------------
Individual's Signature              Title
X
- -------------------------------------------------------------------------------
Date Signed                         Date Signed

- -------------------------------------------------------------------------------

[UNION BANK LOGO]                                           PREPAYMENT ADDENDUM

I.  PREPAYMENT

    A. Except as provided in subsection I. B., below, this Note may only be prepaid in whole or in part provided Union Bank has received not less than five (5) business days prior written notice of an intention to make such prepayment and the undersigned pays a prepayment fee, to Union Bank in an amount equal to:

       1. the difference between

          (a) the Interest rate on this Note on the principal amount which the undersigned intends to prepay, and

          (b) the return which Union Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted U.S. Securities having a maturity date most closely coinciding with the maturity date of this Note and such U.S. Securities were held by Union Bank until the maturity date of this Note ("Yield Rate");

       2. the above difference, if greater than zero, is multiplied by a fraction, the numerator of which is the days in the period between the date of prepayment and the maturity date of this Note and the denominator of which is 360 days;

       3. the above product is multiplied by the amount of the principal so prepaid (except in the event that principal payments are required and have been made as scheduled under the terms of the Note, then the amount multiplied in this section shall be the lesser of the amount prepaid or 50% of the total of the amount prepaid and the amount of principal scheduled under the terms of this Note to be outstanding at the maturity date of this Note);

       4. the above product is then discounted to present value using the Yield Rate as the annual discount factor.



    B. In no event shall Union Bank be obligated to make any payment or refund to the undersigned, nor shall the undersigned be entitled to any setoff or other claim against Union Bank, should the return which Union Bank could obtain under the prepayment formula exceed the interest that Union Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

    C. Such prepayment fee, if any, shall also be payable if prepayment occurs as the result of the acceleration of the principal hereof by Union Bank because of any default hereunder by the undersigned. If, following such acceleration, all or any portion of the unpaid principal is satisfied, whether through sale of the property encumbered by any security agreement or other agreement securing this Note, if any, as a foreclosure held thereunder or through the tender of payment at any time following such acceleration, but prior to such a foreclosure sale, then such satisfaction of such portion of the principal shall be deemed an evasion of the prepayment prohibition set forth above, and Union Bank shall, automatically and without notice or demand, be entitled to receive, concurrently with such satisfaction the prepayment fee set forth above, and the obligation to pay such prepayment fee shall be added to the principal hereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES THAT UNION BANK WOULD NOT LEND TO THE UNDERSIGNED THE LOAN EVIDENCED BY THIS NOTE WITHOUT THE UNDERSIGNED'S AGREEMENT, AS SET FORTH ABOVE IN THIS PARAGRAPH TO PAY UNION BANK A PREPAYMENT FEE UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL BEARING INTEREST AT A FIXED INTEREST RATE FOLLOWING THE ACCELERATION OF THE MATURITY DATE HEREOF BY REASON OF A DEFAULT HEREUNDER. THE UNDERSIGNED HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON THE UNDERSIGNED'S BEHALF TO SEPARATELY INITIAL THE AGREEMENT CONTAINED IN THIS PARAGRAPH BY PLACING THEIR INITIALS BELOW:

       INITIALS:    MJS
                 ---------   ---------   ---------   ---------   ---------

A determination by Union Bank as to the amount, if any, payable pursuant to this section, shall be conclusive on the undersigned, absent manifest error.

II. AMENDMENT

Except as provided above, this Addendum and the provisions contained herein cannot be changed, modified or amended except by a written instrument executed by both the undersigned and the holder hereof.

                                        ESSEX PORTFOLIO, L.P.,
                                        a California limited partnership

                                        BY: ESSEX PROPERTY TRUST, INC.,
                                            a Maryland corporation

                                            its general partner

                                        BY: /s/  Michael Schall
                                            ---------------------------------

[UNION BANK LOGO]
                                                   JUDICIAL REFERENCE AGREEMENT

                              (Commercial Transaction Secured By Real Property)


1. CLAIMS OR CONTROVERSIES SUBJECT TO JUDICIAL REFERENCE. Any claim or controversy alleged in or subject to a lawsuit between or among the parties to this agreement (collectively, the "Parties" and individually, a "Party") which arises out of or relates to (i) that certain Commercial Promissory Note Secured
                                             -----------------------------------
by Deed of Trust dated January 29, 1996, executed by ESSEX PORTFOLIO, L.P.,
- ----------------       ----------    --              ---------------------------
a California limited partnership
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
in favor of Union Bank ("Bank"), any extensions, renewals, amendments, substitutions or replacements thereof, and any related guaranty, subordination agreement, security agreement or any other related agreement or instrument (collectively, the "Subject Documents"), (ii) any negotiations, correspondence or communications relating to any of the Subject Documents, whether or not incorporated into the Subject Documents or any indebtedness evidenced thereby,
(iii) the administration or management of the Subject Documents or any indebtedness evidenced thereby or (iv) any alleged agreements, promises, representations or transactions in connection therewith, including but not limited to any claim or controversy which arises out of or is based upon an alleged tort, shall, at the written request of any Party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. In connection with such reference, the Parties hereby expressly, intentionally and deliberately waive any right they may otherwise have to trial by jury of such claim or controversy.

2. SELECTION OF REFEREE. Within thirty (30) days after commencement by any Party of any lawsuit subject to this agreement, the Parties shall select, pursuant to the Commercial Rules of the American Arbitration Association ("AAA"), a single neutral referee and submit by stipulation such referee to the court for an order of reference of such claim or controversy. However, the referee selected must be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the Parties do not submit such stipulation to the court within such thirty (30) day period, any Party may move the court pursuant to this agreement for an order of reference of such claim or controversy to a single neutral referee having such qualifications. The Parties shall equally bear the fees and expenses of the referee unless the referee otherwise provides in the award.

3. POWERS OF AND LIMITATIONS ON THE REFEREE. The referee shall have the powers provided by Title 9 of the California Code of Civil Procedure Sections 1280 et seq. (the "California Arbitration Act") and the Commercial Rules of the AAA except as provided in this agreement, including without limitation the following:

        (a) The referee shall determine all challenges to the legality and/or enforceability of this agreement.

        (b) The referee shall apply the rules of evidence to the same extent as they would be applied in a court of law.

        (c) Subject to the provisions of this agreement, the referee may order any remedy or relief, including without limitation judicial foreclosure, a deficiency judgment or equitable relief, and give effect to all legal and equitable defenses, including without limitation statutes of limitation, the statute of frauds, waiver and estoppel.

        (d) A Party may not conduct discovery unless the referee grants such Party leave to do so upon a showing of good cause. All discovery shall be completed within ninety (90) days after the appointment of the referee. The referee shall limit discovery to non-privileged material that is relevant to the issues to be determined by the referee.

        (e) The referee shall determine the time of the hearing and shall designate its location from among the cities of San Francisco, Los Angeles and San Diego based upon the convenience of the referee, the Parties and any witnesses. However, such hearing must be commenced within (30) days after completion of discovery, unless the referee grants a continuance upon a showing of good cause by any Party. At least seven (7) days before the date set for hearing, the Parties shall exchange copies of exhibits to be offered as evidence, and lists of witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the referee grants a continuance upon a showing of good cause by any Party. Any Party may cause to be prepared, at its expense, a written transcription or electronic recordation of such hearing.

        (f) Any award by the referee shall be set forth in a statement of decision supported by written findings of fact and conclusions of law which the referee shall concurrently deliver to the Parties.

        (g) The referee may not award punitive damages unless the referee first makes written findings of fact that would satisfy the requirements for recovery of punitive damages under California law. Any such award of punitive damages shall not exceed a sum equal to twice the amount of actual damages as determined by the referee.

        (h) The referee shall award reasonable attorneys' fees (including a reasonable allocation for the costs of in-house counsel) and costs the prevailing party.

        (i) The provisions of California Civil Code Sections 47 et seq. shall apply to the judicial reference to the same extent as they would apply to a judicial proceeding subject to such provisions.

        (j) The laws of the State of California shall govern the judicial reference pursuant to this agreement.

4. PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this agreement shall limit the right of any Party (i) to exercise any self-help remedies, (ii) to foreclose upon or sell any collateral, by power of sale or otherwise, or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction, including without limitation appointment of a receiver, before, after or during the pendency of the judicial reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to judicial reference pursuant to this agreement.

5. MISCELLANEOUS. Judgment upon the award of the referee may be entered in any court of competent jurisdiction in accordance with California Code of Civil Procedure Sections 644 and 645. In the event that multiple claims are asserted, some of which are found not subject to this agreement, the Parties agree to stay the proceedings of the claims not subject to this agreement until all other claims are resolved in accordance with this agreement.

In the event that claims are asserted against multiple parties, some of whom are not subject to this agreement, the Parties agree to sever the claims subject to this agreement and resolve them in accordance with this agreement. In the event that any provision of this agreement is found to be illegal or unenforceable, the remainder of this agreement shall remain in full force and effect. The laws of the State of California shall govern the interpretation of this agreement. This agreement fully states all of the terms and conditions of the Parties' agreement regarding the matters mentioned in, or incidental to, this agreement. This agreement supersedes all oral negotiations and prior writings concerning the subject matter hereof.

This agreement is duly executed by the Parties as of the day 29th of January, 1996.


           UNION BANK                           ESSEX PORTFOLIO, L.P.,
                                                a California limited partnership
By ____________________________
   J. Michael Stedman                   BY:  ESSEX PROPERTY TRUST, INC.,
Title     Asst. Vice President               a Maryland corporation
                                             its general partner
By ____________________________              BY:  Michael J. Schall, CFO
   James B. Wohlleb
Title     Vice President                ________________________________

                                        ________________________________

                                        ________________________________

                                        ________________________________

                                        _________________________________

                                        _________________________________

                                        _________________________________